                                                                    EXHIBIT 99.3

                        CONSOLIDATED STATEMENT OF INCOME


                                                               Fiscal   Transition
                                                           Year Ended  Period Ended         Fiscal Years
US dollars in millions, except per share                     June 30,     June  30,       Ended January 31,
amounts                                                         1997          1996        1996        1995
----------------------------------------------------------------------------------------------------------
Revenues                                                    $ 10,644     $  4,251     $  8,052    $  5,008
Cost of Revenues                                               6,369        2,671        4,865       2,674
Selling, general and administrative expenses                   3,494        1,452        2,705       1,706
                                                            ----------------------------------------------
Operating Income                                                 781          128          482         628
Interest, net and other                                           (7)          99          195         317
                                                            ----------------------------------------------
                                                                 788           29          287         311
Provision (benefit) for income taxes                             331          (33)         121         141
Minority interest charge (credit)                                 12           (5)          22          --
                                                            ----------------------------------------------
Income from Continuing Operations before
   Cumulative Effect of Accounting Change                        445           67          144         170
                                                            ----------------------------------------------

Income from Discontinued Tropicana Operations, after tax          57           18           30          24
                                                            ----------------------------------------------
Discontinued DuPont Activities:
   Dividends, after tax                                           --           --           68         264
   Unremitted earnings                                            --           --           --         353
   Gain on redemption of 156 million shares, after tax            --           --        3,164          --
                                                            ----------------------------------------------

                                                                  --           --        3,232         617
                                                            ----------------------------------------------
Income Before Cumulative Effect of Accounting Change             502           85        3,406         811
Cumulative effect of accounting change, after tax                 --           --           --         (75)
                                                            ----------------------------------------------
Net Income                                                  $    502     $     85     $  3,406    $    736
                                                            ----------------------------------------------

Earnings Per Share - Basic
   Income from continuing operations before
      cumulative effect of accounting change                $   1.20     $    .18     $    .38    $    .46
   Discontinued Tropicana operations, after tax                  .16          .05          .08         .06

   Discontinued DuPont activities, after tax                      --           --         8.67        1.66
                                                            ----------------------------------------------
   Income Before Cumulative Effect of Accounting Change         1.36          .23         9.13        2.18
   Cumulative effect of accounting change, after tax              --           --           --        (.20)
                                                            ----------------------------------------------
   Net Income                                               $   1.36     $    .23     $   9.13    $   1.98
                                                            ----------------------------------------------

Earnings Per Share - Diluted
   Income from continuing operations before
      cumulative effect of accounting change                $   1.20     $    .18     $    .38    $    .46
   Discontinued Tropicana operations, after tax                  .15          .05          .08         .06

   Discontinued DuPont activities, after tax                      --           --         8.54        1.64
                                                            ----------------------------------------------
   Income Before Cumulative Effect of Accounting Change         1.35          .23         9.00        2.16
   Cumulative effect of accounting change, after tax              --           --           --        (.20)
                                                            ----------------------------------------------
   Net Income                                               $   1.35     $    .23     $   9.00    $   1.96
                                                            ----------------------------------------------



The accompanying notes are an integral part of these financial statements.

                                                      CONSOLIDATED BALANCE SHEET


                                                       June 30,     June 30,  January 31,
US dollars in millions                                    1997         1996         1996
----------------------------------------------------------------------------------------
ASSETS
Current Assets
   Cash and short-term investments at cost            $    490     $    277     $    230
   Receivables, net                                      1,865        1,595        2,109
   Inventories                                           2,584        2,767        2,687
   Film costs, net of amortization                         538          471          510
   DuPont warrants                                          --          440           --
   Deferred income taxes                                   512          394          353
   Prepaid expenses and other current assets               377          363          305
                                                      ----------------------------------
   TOTAL CURRENT ASSETS                                  6,366        6,307        6,194
                                                      ----------------------------------

Common stock of DuPont                                   1,034          651          631
DuPont warrants                                             --           --          440
Common stock of Time Warner                              1,291        2,228        2,356
Film costs, net of amortization                            840          783          790
Artists' contracts, advances and other
   entertainment assets                                    645          680          721
Deferred charges and other assets                          610          620          631
Property, plant and equipment, net                       2,559        2,436        2,312
Investments in unconsolidated companies                  2,097        2,162        1,936
Excess of cost over fair value of assets
   acquired                                              3,355        3,647        3,400
Net assets of discontinued Tropicana operations          1,734        1,693        1,549
                                                      ----------------------------------
                                                      $ 20,531     $ 21,207     $ 20,960
                                                      ----------------------------------

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
   Short-term borrowings and indebtedness
   payable within one year                            $    239     $  1,846     $    935
   Accrued royalties and participations                    865          602          642
   Payables and accrued liabilities                      1,824        1,791        1,874
   Income and other taxes                                  304          144          106
                                                      ----------------------------------
   TOTAL CURRENT LIABILITIES                             3,232        4,383        3,557
                                                      ----------------------------------

Long-term indebtedness                                   2,478        2,562        2,889
Accrued royalties and participations                       364          388          404
Deferred income taxes                                    2,426        2,130        2,170
Other credits                                              758          700          768
Minority interest                                        1,851        1,839        1,844
Shareholders' Equity
   Shares without par value                                809          725          709
   Cumulative currency translation adjustments            (427)        (246)        (268)
   Cumulative gain on equity securities, after tax         781          337          407
   Retained earnings                                     8,259        8,389        8,480
                                                      ----------------------------------
   TOTAL SHAREHOLDERS' EQUITY                            9,422        9,205        9,328
                                                      ----------------------------------
                                                      $ 20,531     $ 21,207     $ 20,960


The accompanying notes are an integral part of these financial statements

                                            CONSOLIDATED STATEMENT OF CASH FLOWS


                                                   Fiscal Year    Transition
                                                         Ended  Period Ended       Fiscal Years
                                                       June 30,     June 30,       Ended January 31,
US dollars in millions                                     1997        1996        1996        1995
---------------------------------------------------------------------------------------------------
OPERATING ACTIVITIES
Income from  Continuing Operations before
      Cumulative Effect of Accounting Change            $   445     $    67     $   144     $   170
                                                        -------------------------------------------
Adjustments to Reconcile Income from Continuing
Operations before Cumulative Effect of
      Accounting Change to Net Cash Provided:
      Depreciation and amortization of assets               290         134         201          95
      Amortization of film costs                          1,050         524         642           -
      Amortization of excess of cost over fair
        value of assets acquired                            165          73          86          22
      Gain on sale of Time Warner shares, DuPont
        warrants and Putnam, before tax                    (278)          -           -           -
      Minority interest charged (credited) to income         12          (5)         22           -
      Sundry                                                128           -          11          19
      Changes in assets and liabilities:
        Receivables, net                                   (238)        540        (145)       (148)
        Inventories                                           6         (65)       (130)         22
        Prepaid expenses and other current assets           (59)        (60)        (30)        (31)
        Artists' contracts, advances and  other
         entertainment assets                                (2)          1          66           -
        Payables and accrued liabilities                    357        (248)        115         356
        Income and other taxes payable                      156          56        (106)         38
        Deferred income taxes                               (53)         (4)         26        (170)
        Other credits                                        41         (72)          4          (3)
                                                        -------------------------------------------
                                                          1,575         874         762         200
                                                        -------------------------------------------
Net Cash Provided by Operating Activities                 2,020         941         906         370
                                                        -------------------------------------------

INVESTING ACTIVITIES
Film production                                          (1,356)       (626)       (684)          -
Capital expenditures                                       (393)       (245)       (349)       (124)
Proceeds from sale of Time Warner shares, DuPont
  warrants and Putnam                                     2,217           -           -           -
Investment in Interscope Records                              -        (200)          -           -
Investment in Brillstein-Grey Entertainment                   -         (81)          -           -
Discontinued DuPont activities:
   Dividends, net of taxes paid                               -           -          68         264
   Proceeds from redemption of shares, net of taxes
     paid                                                     -           -       7,729           -
Purchase of 80 percent interest in Universal                  -           -      (5,523)          -
Purchase of Time Warner common stock                          -           -           -        (474)
Increase in DuPont investment related to 1981
   transaction                                                -           -           -        (162)
Sundry                                                     (116)        (65)        (14)         31
                                                        -------------------------------------------
Net Cash Provided by (Used for) Investing Activities        352      (1,217)      1,227        (465)
                                                        -------------------------------------------

FINANCING ACTIVITIES
Dividends paid                                             (239)       (112)       (224)       (216)
Issuance of shares upon exercise of stock options
  and conversion of LYONs                                   107          20          72          22
Shares purchased and retired                               (416)        (68)        (18)        (23)
Increase in long-term indebtedness                            3          36         214           3
Decrease in long-term indebtedness                          (29)       (341)       (251)       (252)
(Decrease) increase in short-term borrowings and
   indebtedness payable within one year                  (1,601)        914      (1,595)        610
                                                        -------------------------------------------
Net Cash (Used for) Provided by Financing Activities     (2,175)        449      (1,802)        144
                                                        -------------------------------------------

Net Cash Provided by Continuing Operations                  197         173         331          49
Net Cash Provided by (Used for) Discontinued
   Tropicana Operations                                      16        (126)       (249)        (28)
                                                        -------------------------------------------
Net Increase in Cash and Short-term Investments         $   213     $    47     $    82     $    21
                                                        -------------------------------------------

The accompanying notes are an integral part of these  financial statements.

                                  CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY

                                                          Common Shares Without
                                                                Par Value          Cumulative     Cumulative
                                                                                   Currency       Gain (Loss)
U.S. dollars in millions, except per share amounts         Number                  Translation    on Equity      Retained
                                                         (Thousands    Amount      Adjustments    Securities      Earnings
--------------------------------------------------------------------------------------------------------------------------
January 31, 1994                                          372,489       $617         $(479)          $ 46         $4,817

Fiscal year ended January 31, 1995
   Net income before cumulative
     effect of accounting change                                                                                     811
   Cumulative effect of accounting change                                                                            (75)
   Dividends paid ($.58 per share)                                                                                  (216)
   Change in currency translation adjustments                                          120
   Change in market value of equity
     securities, net of $70 tax benefit                                                              (131)
     Shares issued - exercise of stock options                827         21
                   -  conversion of LYONs                      31          1
     Shares purchased and retired                            (810)        (1)                                        (22)
                                                          --------------------------------------------------------------
January 31, 1995                                          372,537        638          (359)           (85)         5,315

Fiscal year ended January 31, 1996
   Net income                                                                                                      3,406
   Dividends paid ($.60 per share)                                                                                  (224)
   Change in currency translation adjustments                                           91
   Change in market value of equity
     securities, net of $265 tax                                                                      492
   Shares issued - exercise of stock options                2,056         57
                 - conversion of LYONs                        550         15
   Shares purchased and retired                              (681)        (1)                                        (17)
                                                          --------------------------------------------------------------
January 31, 1996                                          374,462        709          (268)           407          8,480

Transition period ended June 30, 1996
   Net Income                                                                                                         85
   Dividends paid ($.30 per share)                                                                                  (112)
   Change in currency translation adjustments                                           22
   Change in market value of equity
     securities, net of $38 tax benefit                                                               (70)
   Shares issued - exercise of stock options                  612         18
                 - conversion of LYONs                         57          2
   Shares purchased and retired                            (2,072)        (4)                                        (64)
                                                          --------------------------------------------------------------
June 30, 1996                                             373,059        725          (246)           337          8,389

Fiscal year ended June 30, 1997
   Net income                                                                                                        502
   Dividends paid ($.645 per share)                                                                                 (239)
   Change in currency translation adjustments                                         (181)
   Change in market value of equity
     securities, net of $239 tax                                                                      444
   Shares issued - exercise of stock options                3,243         98
                 - conversion of LYONs                        296          9
   Shares purchased and retired                           (11,317)       (23)                                       (393)
                                                          --------------------------------------------------------------
June 30, 1997                                             365,281       $809         $(427)          $781         $8,259
                                                          --------------------------------------------------------------



The accompanying notes are an integral part of these financial statements.

                   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

THE SEAGRAM COMPANY LTD. operates in two global business segments: beverages and entertainment. The beverage businesses are engaged principally in the production and marketing of distilled spirits, wines, coolers, beers and mixers. The entertainment company, Universal Studios, Inc. ("Universal"), formerly known as MCA INC., produces and distributes motion picture, television and home video products, and recorded music; and operates theme parks and retail stores. The Company sold its book publishing unit during the fiscal year ended June 30, 1997 (Note 4).

More than 50 percent of the Company's shares are held by U.S. residents and, therefore, the Company has prepared its consolidated financial statements in accordance with U.S. generally accepted accounting principles (GAAP) which, in their application to the Company, conform in all material respects to Canadian GAAP. Differences between U.S. and Canadian GAAP and the magnitude thereof are discussed in Note 16. Should a material difference arise in the future, financial statements will be provided under both U.S. and Canadian GAAP.

PRINCIPLES OF CONSOLIDATION The consolidated financial statements include the accounts of The Seagram Company Ltd. and its subsidiaries. The equity method is used to account for unconsolidated affiliates owned 20 percent or more. In conformity with GAAP, management has made estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses. Actual results could differ from those estimates.

FOREIGN CURRENCY TRANSLATION Except for operations in highly inflationary economies, affiliates outside the U.S. operating in the beverages segment use the local currency as the functional currency. For affiliates in countries considered to have a highly inflationary economy, inventories and property, plant and equipment are translated at historical exchange rates and translation effects are included in net income. Affiliates outside the U.S. operating in the entertainment segment principally use the U.S. dollar as the functional currency.

INVENTORIES Inventories are stated at cost, which is not in excess of market, and consist principally of spirits and wines. The cost of spirits and wines inventories is determined by either the last-in, first-out (LIFO) method or the identified cost method. The cost of music, publishing, retail and home video inventories is determined by the first-in, first-out (FIFO) method.

In accordance with industry practice, current assets include spirits and wines which, in the Company's normal business cycle, are aged for varying periods of years.

REVENUES AND COSTS
FILM Generally, theatrical films are first distributed in the worldwide theatrical and home video markets. Subsequently, theatrical films are made available for worldwide pay television, network exhibition, television syndication and basic cable television. Generally, television films are first licensed for network exhibition and foreign syndication or home video, and subsequently for domestic syndication or cable television. Certain television films are produced and/or distributed directly for initial exhibition by local television stations, advertiser-supported cable television, pay television and/or home video.

Revenues from the theatrical distribution of films are recognized as the films are exhibited. Revenues from television and pay television licensing agreements are recognized when the films are available for telecast. Revenues from the sale of home video product, net of provision for estimated returns and allowances, are recognized upon availability of product for retail sale.

Generally, the estimated ultimate costs of completed theatrical and television film productions (including applicable capitalized overhead) are amortized and participation expenses are accrued for each production in the proportion of revenue recognized by the Company during the year to the total estimated future revenue to be received from all sources, under the individual film forecast method. Estimated ultimate revenues and costs are reviewed quarterly and revisions to amortization rates or write-downs to net realizable value may occur.

Film costs, net of amortization, classified as current assets include the portion of unamortized costs of completed theatrical films allocated to theatrical, home video and pay television distribution markets; television films in production which are under contract of sale; and a portion of costs of completed television films. The allocated portion of released film costs expected to be realized from secondary markets or other exploitation is reported as a noncurrent asset. Other costs relating to film production, including the purchase price of literary properties and related film development costs, and the film library are classified as noncurrent assets. Abandoned story and development costs are charged to film production overhead. Film costs are stated at the lower of unamortized cost or estimated net realizable value as periodically determined on a film-by-film basis. Approximately $300 million of the cost of the Universal acquisition was allocated to the film library and is being amortized on a straight-line basis principally over a 20-year life.

Recorded Music and Book Publishing Revenues from the sale of recorded music and books, net of provision for estimated returns and allowances, are recognized upon shipment. Advances to established recording artists and writers and direct costs associated with the creation of record masters and books are capitalized and are charged to expense as the related royalties are earned or when the amounts are determined to be unrecoverable. The advances are expensed when past performance or current popularity does not provide a sound basis for estimating that the advance will be recouped from royalties to be earned. Approximately $400 million of the cost of the Universal acquisition was allocated to artists' contracts, music catalogs and copyrights and is being amortized, on an accelerated basis, over a 14 to 20-year life.

PROPERTY, PLANT AND EQUIPMENT Property, plant and equipment is carried at cost. Depreciation is determined for financial reporting purposes using the straight-line method over estimated useful asset lives, generally at annual rates of 2-10 percent for buildings, 4-33 percent for machinery and equipment and 2-20 percent for other assets.

EXCESS OF COST OVER FAIR VALUE OF ASSETS ACQUIRED AND OTHER INTANGIBLE ASSETS The unallocated excess of cost of purchased businesses over the fair value of assets acquired, the excess of investments in unconsolidated companies over the underlying equity in tangible net assets acquired and other intangible assets are being amortized on a straight-line basis over various periods from six to 40 years from the date of acquisition. The Company reviews the carrying value of goodwill for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. Measurement of any impairment would include a comparison of discounted estimated future operating cash flows anticipated to be generated during the remaining amortization period of the goodwill to the net carrying value of goodwill.

INCOME TAXES Deferred tax assets and liabilities are recognized based on differences between the financial statement and tax bases of assets and liabilities using presently enacted tax rates. Deferred taxes are not provided for that portion of undistributed earnings of foreign subsidiaries which is considered to be permanently reinvested.

BENEFIT PLANS Retirement pensions are provided for substantially all of the Company's employees through either defined benefit or defined contribution plans sponsored by the Company or unions representing employees. For Company-sponsored defined benefit plans, pension expense and plan contributions are determined by independent consulting actuaries; pension benefits under defined benefit plans generally are based on years of service and compensation levels near the end of employee service. The funding policy for tax-qualified pension plans is consistent with statutory funding requirements and regulations. Contributions to defined contribution plans are funded and expensed currently. Postretirement health care and life insurance are provided to a majority of nonunion employees in the U.S. Postemployment programs, principally severance, are provided for the majority of nonunion employees. The cost of these programs is accrued based on actuarial studies. There is no advance funding for postretirement or postemployment benefits.

STOCK-BASED COMPENSATION Compensation cost attributable to stock option and similar plans is recognized based on the difference, if any, between the quoted market price of the stock on the date of grant over the exercise price of the option. The Company does not issue options at prices below market value at date of grant.

FINANCIAL INSTRUMENTS The Company occasionally uses foreign exchange contracts to hedge a portion of its foreign indebtedness. In addition, the Company hedges foreign currency risk on intercompany payments through currency forwards and options which offset the exposure being hedged. Gains and losses on forward contracts are deferred and offset against foreign exchange gains and losses on the underlying hedged transaction. Gains and losses on forward contracts used to hedge foreign debt and intercompany payments are recorded in the income statement in selling, general and administrative expenses.

COMPREHENSIVE INCOME The Financial Accounting Standards Board recently issued FAS 130, Reporting Comprehensive Income, which is effective for the Company's fiscal year beginning July 1, 1998. The Company is still evaluating the presentation requirements of this pronouncement.

RECLASSIFICATIONS Certain prior period amounts in the financial statements and notes have been reclassified to conform with the current year presentation.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



                              TIME WARNER INC. ("TIME WARNER") INVESTMENT NOTE 1

On May 28, 1997, the Company sold 30 million of its 56.8 million shares of Time Warner common stock for pre-tax proceeds of $1.39 billion. The gain on the sale of the shares, included in interest, net and other, was $154 million ($100 million after tax) in accordance with the specific identification method.

At June 30, 1997, the Company's remaining 26.8 million Time Warner shares, which are accounted for at market value, had a total cost of $937 million.


                  DUPONT SHARE REDEMPTION AND REMAINING DUPONT INVESTMENT NOTE 2

On April 6, 1995, E.I. du Pont de Nemours and Company ("DuPont") redeemed 156 million shares of its common stock owned by the Company for $8.336 billion plus share purchase warrants which the Company valued as of the date of the transaction at $440 million. The Company received after-tax proceeds of approximately $7.7 billion from the transaction. The $3.2 billion gain on the transaction was net of a $2 billion tax provision of which $1.5 billion was deferred. The Company has retained 16.4 million shares of DuPont common stock, post-split (on June 12, 1997, DuPont common stock was split two-for-one), which were carried at their market value of $1.03 billion at June 30, 1997. The underlying historical value of the remaining DuPont shares is $187 million which represents the historical cost of the retained shares plus unremitted earnings related to those shares.

The warrants were sold to DuPont for $500 million on July 24, 1996. The gain on the sale of the warrants was $60 million ($39 million after tax) and is reflected in interest, net and other in the fiscal year ended June 30, 1997.

During the fiscal year ended January 31, 1995, the Company owned 164.2 million shares, pre-split, (approximately 24 percent) of the outstanding common stock of DuPont and accounted for its interest in DuPont using the equity method, whereby its proportionate share of DuPont's earnings was included in income. Financial information for DuPont for its year ended December 31, 1994 follows.

                                                    DUPONT FINANCIAL INFORMATION

                                                  Year Ended December 31,
millions                                                             1994
--------------------------------------------------------------------------
Sales and other income                                           $ 40,259
Cost of goods sold and all other expenses                          35,877
Provision for income taxes                                          1,655
                                                                    -----
Net income                                                        $ 2,727
-------------------------------------------------------------------------




 ACQUISITION OF 80 PERCENT INTEREST IN UNIVERSAL STUDIOS HOLDING I CORP. NOTE 3

On June 5, 1995, the Company completed its purchase of an 80 percent interest in Universal Studios Holding I Corp. ("Universal"), formerly MCA Holding I Corp., the indirect parent of Universal Studios, Inc., formerly MCA INC., from Matsushita Electric Industrial Co., Ltd. ("Matsushita") for $5.7 billion. Matsushita retained a 20 percent interest in Universal.

The acquisition has been accounted for under the purchase method of accounting. The cost of the acquisition has been allocated on the basis of the estimated fair market value of the assets acquired and liabilities assumed. This valuation resulted in $2.6 billion of unallocated excess of cost over fair value of assets acquired which is being amortized over 40 years.

The unaudited condensed pro forma income statement data which follows assumes the Universal acquisition and the redemption of 156 million shares of DuPont common stock occurred at the beginning of each period presented. The unaudited condensed pro forma income statement data were prepared based upon the historical consolidated income statements of the Company for the fiscal years ended January 31, 1996 and 1995, and of Universal for the five months ended May 31, 1995 and the twelve months ended December 31, 1994, adjusted to reflect purchase accounting. Financial results for Universal for the seven-month period June 1995 through December 1995 were included in the Company's results for the fiscal year ended January 31, 1996. The unaudited pro forma information is not necessarily indicative of the combined results of operations of the Company and Universal that would have resulted if the transactions had occurred on the dates previously indicated, nor is it necessarily indicative of future operating results of the Company.

                                                 PRO FORMA INCOME STATEMENT DATA

                                                                     Fiscal Years
                                                                    Ended January 31,
millions, except per share amounts (unaudited)                      1996       1995
-----------------------------------------------------------------------------------
Revenues                                                         $ 9,972     $ 9,826
                                                                 -------------------
Income from continuing operations before cumulative effect of
     accounting change                                           $   124     $   322
Discontinued Tropicana operations                                     30          24
                                                                 -------------------
Income before cumulative effect of accounting change                 154         346
                                                                 -------------------
Cumulative effect of accounting change                                --         (75)
                                                                 -------------------
Net income                                                       $   154     $   271
                                                                 -------------------
BASIC EARNINGS PER SHARE
Income from continuing operations before cumulative effect of
     accounting change                                           $   .33     $   .87
Discontinued Tropicana operations                                    .08         .06
Cumulative effect of accounting change                                          (.20)
                                                                 -------------------
Net income                                                       $   .41     $   .73
                                                                 -------------------
DILUTED EARNINGS PER SHARE
Income from continuing operations before
     cumulative effect of accounting change                      $   .33     $   .87
Discontinued Tropicana operations                                    .08         .06
Cumulative effect of accounting change                                --        (.20)
                                                                 -------------------
Net income                                                       $   .41     $  .73
                                                                 -------------------

The above pro forma presentation excludes the $3.2 billion after-tax gain on the redemption of the DuPont shares.

                                                 SALE OF PUBLISHING GROUP NOTE 4

On December 16, 1996, the Company completed the sale of its book publishing unit, The Putnam Berkley Group, Inc. ("Putnam"). Proceeds from the sale were $330 million, resulting in a $64 million pre-tax gain on the disposition. There was no after-tax gain or loss due to the write-off of non-tax-deductible goodwill associated with Putnam. The operating results of Putnam through December 16, 1996 are included in operating income.

                                  INVESTMENTS IN UNCONSOLIDATED COMPANIES NOTE 5

The Company has a number of investments in unconsolidated companies which are 50 percent or less owned or controlled and are carried in the consolidated balance sheet on the equity method.

ENTERTAINMENT SEGMENT Significant investments at June 30, 1997 include USA Networks, owner of three advertiser-supported cable television services, USA Network, the Sci-Fi Channel, and Sci-Fi Europe (50 percent owned); Loews Cineplex Entertainment Corporation (formally known as Cineplex Odeon Corporation), primarily engaged in theatrical exhibition of motion pictures in the U.S. and Canada (42 percent owned); United International Pictures, a distributor of theatrical and pay television product outside the U.S. and Canada (33 percent owned); Cinema International BV, primarily engaged in marketing of home video product outside the U.S. and Canada (49 percent owned); Cinema International Corporation and United Cinemas International, both engaged in theatrical exhibition of motion pictures in territories outside the U.S. and Canada (49 percent owned); Brillstein-Grey Entertainment (49.5 percent owned) which owns 50 percent of Brillstein-Grey Communications, a producer of network television series; Universal City Florida Partners, which owns Universal Studios Florida, a motion picture and television theme tourist attraction and production facility in Orlando, Florida (50 percent owned); Universal City Development Partners, which has begun development on land adjacent to Universal Studios Florida of an additional theme tourist attraction, Universal Islands of Adventure, and commercial real estate (50 percent owned); USJ Co., Ltd., which has begun development of a motion picture themed tourist attraction, Universal Studios Japan, and commercial real estate in Osaka, Japan (11 percent owned at June 30, 1997; ownership increased to 21 percent in July 1997 and is committed to increase further to 24 percent in fiscal 1998); SEGA GameWorks, which designs, develops and operates location-based entertainment centers (31 percent owned); and Interplay Productions, an entertainment software developer (48 percent owned).

BEVERAGES SEGMENT Significant investments at June 30, 1997 include Doosan Seagram Co., Ltd., which is engaged in the production and marketing of whisky products in South Korea (50 percent owned); Seagram (Thailand) Limited, an importer and distributor of spirits and wines (49 percent owned); Kirin-Seagram Limited, engaged in the manufacture, sale and distribution of distilled beverage alcohol and wines in Japan (50 percent owned).

Summarized financial information, derived from unaudited historical financial information, is presented below for the Company's investments in unconsolidated companies.

                                            SUMMARIZED BALANCE SHEET INFORMATION

                                   June 30,  June 30,  January 31,
millions                               1997      1996      1996
-----------------------------------------------------------------
Current assets                       $1,402    $1,278    $1,088
Noncurrent assets                     2,569     2,317     2,219
                                     --------------------------
Total assets                         $3,971    $3,595    $3,307
                                     ==========================
Current liabilities                  $1,186    $1,028    $  904
Noncurrent liabilities                1,427     1,214     1,244
Equity                                1,358     1,353     1,159
                                     --------------------------
Total liabilities and equity         $3,971    $3,595    $3,307
                                     ==========================
Proportionate share of net assets
     of unconsolidated companies     $  627    $  619    $  555
                                     --------------------------

Approximately $1.5 billion of the cost of the Universal acquisition was allocated to the investment in unconsolidated companies and is being amortized on a straight-line basis over 40 years.

                                              SUMMARIZED STATEMENT OF OPERATIONS

                                              Fiscal Year        Transition       Fiscal Year
                                              Ended              Period Ended     Ended
                                              June 30,           June 30,         January  31,
millions                                      1997               1996             1996
---------------------------------------------------------------------------------------------
Revenues                                      $  4,782            $  2,134         $  2,730
Earnings before interest and taxes                 351                 191              208
Net income                                         229                 130              132
-------------------------------------------------------------------------------------------

The Company's operating income includes $124 million, $58 million and $69 million in equity in the earnings of unconsolidated companies for the fiscal year ended June 30, 1997, the Transition Period ended June 30, 1996, and the fiscal year ended January 31, 1996, respectively, principally in the entertainment segment.

                           LONG-TERM INDEBTEDNESS AND CREDIT ARRANGEMENTS NOTE 6

                                                          LONG-TERM INDEBTEDNESS



millions                                                         June 30,    June 30,  January 31,
                                                                 1997           1996         1996
-------------------------------------------------------------------------------------------------
9% Debentures due December 15, 1998 (C$200 million)*            $   156     $   156     $   156
Unsecured term bank loans, due 1997 to 1999, with a
     weighted average interest rate of 4.77%                        190         251         267
6.5% Debentures due April 1, 2003                                   200         200         200
8.35% Debentures due November 15, 2006                              200         200         200
8-3/8% Guaranteed Debentures due February 15, 2007                  200         200         200
7% Guaranteed Debentures due April 15, 2008                         200         200         200
8-7/8% Guaranteed Debentures due September 15, 2011                 223         223         223
9.65% Guaranteed Debentures due August 15, 2018                     249         249         249
9% Guaranteed Debentures due August 15, 2021                        198         198         198
8.35% Debentures due January 15, 2022                               199         199         199
6.875% Debentures due September 1, 2023                             200         200         200
6% Swiss Franc Bonds due September 30, 2085 (SF 250 million)        171         200         206
Sundry                                                              131         217         444
                                                                -------------------------------
                                                                  2,517       2,693       2,942
Indebtedness payable within one year                                (39)       (131)        (53)
                                                                -------------------------------
                                                                $ 2,478     $ 2,562     $ 2,889
                                                                -------------------------------

*All principal and interest payments for these 9% Debentures were converted at issuance through a series of currency exchange contracts from Canadian dollars to U.S. dollars with an effective interest rate of 7.7%.

The Company's unused lines of credit totaled $3.8 billion and have varying terms of up to five years. At June 30, 1997, short-term borrowings comprised $200 million of bank borrowings bearing interest at market rates.

Interest expense on long-term indebtedness was $218 million in the fiscal year ended June 30, 1997, $96 million in the Transition Period ended June 30, 1996, and $236 million and $246 million in the fiscal years ended January 31, 1996 and 1995, respectively. Annual repayments and redemptions of long-term indebtedness for the five fiscal years subsequent to June 30, 1997 are: 1998 - $39 million; 1999 - $289 million; 2000 - $30 million; 2001 - $1 million; and 2002 - $0.

Joseph E. Seagram & Sons, Inc. ("JES"), the Company's U.S. spirits and wine subsidiary, has outstanding $10 million of Liquid Yield Option Notes (LYONs), which are zero coupon notes with no interest payments due until maturity on March 5, 2006. Each $1,000 face amount LYON may be converted, at the holder's option, into 18.44 of the Company's common shares (353,146 shares at June 30, 1997). The Company has guaranteed the LYONs on a subordinated basis.

In addition, the Company has unconditionally guaranteed JES's 8-3/8 percent Debentures due February 15, 2007, 7 percent Debentures due April 15, 2008, 8-7/8 percent Debentures due September 15, 2011, 9.65 percent Debentures due August 15, 2018 and 9 percent Debentures due August 15, 2021.

Summarized below is the JES financial information:

                                                  Fiscal         Transition
                                                  Year Ended     Period Ended    Fiscal Years
                                                  June 30,       June 30,       Ended January 31,
millions                                          1997           1996           1996     1995
------------------------------------------------------------------------------------------------
Revenues                                           $2,291        $  790       $ 2,710    $ 3,310
Cost of revenues                                    1,423           528         1,742      1,949
Income from continuing operations before
     cumulative effect of accounting change            76            55            48         54
Discontinued Tropicana operations                      11             2            (5)         6
Discontinued DuPont activities, after tax               -             -         3,232        617
Cumulative effect of accounting change                  -             -             -        (56)
                                                   ---------------------------------------------
Net Income                                         $   87        $   57        $3,275    $   621
                                                   =============================================

                                       June 30, June 30,  January 31,
                                          1997     1996         1996
---------------------------------------------------------------------
Current assets                         $   821    $ 1,251    $ 1,279
Noncurrent assets                       12,662     11,780     11,431
                                      ------------------------------
                                       $13,483    $13,031    $12,710
                                      ------------------------------
Current liabilities                    $   542    $ 1,013    $   567
Noncurrent liabilities                   3,798      3,171      3,366
Shareholders' equity                     9,143      8,847      8,777
                                      ------------------------------
                                       $13,483    $13,031    $12,710
                                      ==============================

                              FINANCIAL INSTRUMENTS AND EQUITY SECURITIES NOTE 7

The Company selectively uses foreign currency forward and option contracts to offset the effects of exchange rate changes on cash flow exposures denominated in foreign currencies. These exposures include intercompany trade accounts, service fees, intercompany loans and third-party debt. The Company does not use derivative financial instruments for trading or speculative purposes.

     The notional amount of forward exchange contracts and options is the amount of foreign currency bought or sold at maturity and is not a measure of the Company's exposure through its use of derivatives.

     At June 30, 1997, the Company held foreign currency forward contracts and options to purchase and sell foreign currencies, including cross-currency contracts and options to sell one foreign currency for another currency, with notional amounts totalling $781 million ($304 million at June 30, 1996). The notional amounts of these contracts, which mature at various dates through December 1998, are summarized below:

                                                   June 30, 1997      June 30, 1996
millions                                           Buy      Sell      Buy      Sell
------------------------------------------------------------------------------------
Canadian dollar                                 $  164    $   --   $  177    $   --
British pound                                       --       126       --        14
U.S. dollar                                         --       244       42         3
New Zealand dollar                                  25        --       20        --
French franc                                        --       131       --         6
Japanese yen                                        --        38       --        --
Italian lira                                        --        22       --        20
German mark                                         --         9       --         8
Other currencies                                    --        22       --        14
                                              --------------------------------------
                                                $  189    $  592   $  239     $  65
                                              ======================================

The Company minimizes its credit exposure to counterparties by entering into contracts only with highly rated commercial banks or financial institutions and by distributing the transactions among the selected institutions. Although the Company's credit risk is the replacement cost at the then-estimated fair value of the instrument, management believes that the risk of incurring losses is remote and that such losses, if any, would not be material. The market risk related to the foreign exchange agreements should be offset by changes in the valuation of the underlying items being hedged.

                                             FAIR VALUE OF FINANCIAL INSTRUMENTS

The following methods and assumptions were used by the Company in estimating its fair value disclosures for financial instruments.

CASH AND SHORT-TERM INVESTMENTS The carrying amount reported in the balance sheet for cash and short-term investments approximates their fair value.

FOREIGN CURRENCY EXCHANGE CONTRACTS The fair value of forward exchange contracts is based on quoted market prices from banks.

SHORT- AND LONG-TERM DEBT The carrying amounts of commercial paper and short-term bank loans approximate their fair value. The fair value of the Company's long-term debt is estimated based on the quoted market prices for similar issues.

                                                  June 30, 1997         June 30, 1996
                                              Carrying      Fair       Carrying      Fair
millions                                        Amount      Value        Amount      Value
--------------------------------------------------------------------------------------------
Cash and short-term investments                $   490      $   490     $   277      $   277
Foreign currency exchange contracts               (10)         (13)        (15)         (15)
Short-term debt                                    239          239       1,846        1,846
Long-term debt                                   2,478        2,680       2,562        2,741
--------------------------------------------------------------------------------------------




                                                               EQUITY SECURITIES

The following is a summary of available-for-sale securities comprised of the common stock of DuPont and Time Warner and Dupont Warrants:

                                                        June 30,  June 30,  January 31,
millions                                                   1997      1996      1996
------------------------------------------------------------------------------------
Cost                                                    $  1,124 $  2,357  $  2,357
Gross Unrealized Gain                                      1,201      522       630
Fair Value                                                 2,325    2,879     2,987
------------------------------------------------------------------------------------



                      COMMON SHARES, EARNINGS PER SHARE AND STOCK OPTIONS NOTE 8

The Company is authorized to issue an unlimited number of common and preferred shares without nominal or par value. At June 30, 1997, 33,314,272 common shares were potentially issuable upon the conversion of the LYONs and the exercise of employee stock options. Basic net income per share was based on the following weighted average number of shares outstanding during the fiscal period ended June 30, 1997 - 369,682,224; June 30, 1996 - 373,857,915; January 31, 1996 -
373,116,794 and 1995 - 372,499,060. Diluted net income per share was based on the following weighted average number of shares outstanding during the fiscal period ended June 30, 1997 - 374,268,746; June 30, 1996 - 377,562,104; January
31, 1996 - 378,683,450 and 1995 - 376,550,448.

In the fiscal year ended January 31, 1996, the Company granted 66,500 restricted shares with a weighted average grant-date fair value of $35.69 per share. These shares have voting and dividend rights; however, sale of the shares is restricted prior to vesting. Restrictions on 33,250 of the restricted shares lapsed on October 1, 1996, the balance will lapse on October 1, 1997.

                                                              STOCK OPTION PLANS

Under the Company's employee stock option plans, options may be granted to purchase the Company's common shares at not less than the fair market value of the shares on the date of the grant. Currently outstanding options become exercisable one to five years from the grant date and expire ten years after the grant date.

The Company has adopted FAS 123, Accounting for Stock-Based Compensation. In accordance with the provisions of FAS 123, the Company applies APB Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations in accounting for its plans and does not recognize compensation expense for its stock-based compensation plans other than for restricted stock. If the Company had elected to recognize compensation expense based upon the fair value at the grant date for awards under these plans consistent with the fair value methodology prescribed by FAS 123, the Company's net income and earnings per share would be reduced to the pro forma amounts indicated below:

                                             Fiscal     Transition        Fiscal
                                         Year Ended   Period Ended    Year Ended
                                            June 30,      June 30,   January 31,
millions, except per share amounts             1997          1996         1996
--------------------------------------------------------------------------------
Net Income:
     As reported                            $   502        $   85    $   3,406
     Pro forma                                  469            73        3,383
Basic earnings per common share:
     As reported                            $  1.36        $  .23    $    9.13
     Pro forma                                 1.27           .19         9.07
Diluted earnings per common share:
     As reported                            $  1.35         $ .23    $    9.00
     Pro forma                                 1.26           .19         8.94
--------------------------------------------------------------------------------

These pro forma amounts may not be representative of future disclosures. The fair value for these options was estimated at the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions for the fiscal year ended June 30, 1997, the Transition Period ended June 30, 1996 and the fiscal year ended January 31, 1996, respectively: dividend yields of 1.6, 1.8 and 1.9 percent; expected volatility of 24, 22 and 20 percent; risk-free interest rates of 6.7, 6.0 and 6.6 percent; and expected life of six years for all periods. The weighted average fair value of options granted during the fiscal year ended June 30, 1997, the transition period ended June 30, 1996 and the fiscal year ended January 31, 1996 for which the exercise price equals the market price on the grant date was $12.18, $9.70 and $9.23, respectively. The weighted average fair value of options granted during the Transition Period ended June 30, 1996 for which the exercise price exceeded the market price on the grant date was $6.91.

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

Transactions involving stock options are summarized as follows:


                                                 Weighted
                                                  Average
                                           Exercise Price
                            Stock Options      of Options
Description                  Outstanding      Outstanding
---------------------------------------------------------
Balance, January 31, 1994     16,274,027     $   24.40
Granted                        3,677,695         30.56
Exercised                       (827,040)        23.42
Cancelled                       (219,880)        28.85
                              ------------------------

Balance, January 31, 1995     18,904,802         25.59
Granted                        6,293,023         31.94
Exercised                     (2,055,830)        24.37
Cancelled                       (140,840)        29.96
                              ------------------------

Balance, January 31, 1996     23,001,155         27.45
Granted                        6,757,978         35.41
Exercised                       (611,855)        25.97
Cancelled                        (61,040)        31.56
                              ------------------------

Balance, June 30, 1996        29,086,238         29.33
Granted                        7,366,978         38.97
Exercised                     (3,242,766)        25.93
Cancelled                       (249,324)        33.02
                              ------------------------

Balance, June 30, 1997        32,961,126         31.79
======================================================

The following table summarizes information concerning currently outstanding and exercisable stock options:

                                          Weighted    Weighted                Weighted
                                           Average     Average                 Average
Range of             Number              Remaining    Exercise        Number  Exercise
Exercise Prices      Outstanding  Contractual Life       Price   Exercisable     Price
--------------------------------------------------------------------------------------
$10-$20              2,319,117      2.2   yrs           $18.15    2,319,117    $18.15
$20-$30              9,370,980      5.1                 27.03     8,480,980    26.97
$30-$40              20,486,029     8.6                 34.91     8,197,735    31.59
$40-$50              785,000        8.8                 47.37     150,000      47.70
                     -----------                                  -----------
                     32,961,126                                   19,147,832
=====================================================================================



                                                             INCOME TAXES NOTE 9

The following tables summarize the sources of pretax income and the resulting income tax expense.

                                          GEOGRAPHIC COMPONENTS OF PRETAX INCOME

                                                Fiscal      Transition
                                                Year Ended  Period Ended      Fiscal Years
                                                June 30,    June 30,        Ended January 31,
millions                                        1997        1996             1996       1995
----------------------------------------------------------------------------------------------
U.S.                                             $   159    $  (164)        $    22    $   (77)
Canada                                                68        (24)             12         14
Other jurisdictions                                  561        217             253        374
                                                 ---------------------------------------------
Income before minority interest, discontinued
Tropicana operations and discontinued DuPont
activities                                           788         29             287        311
Discontinued Tropicana operations                    111         36              62         52
Discontinued DuPont activities                         -          -           5,283        637
                                                 ---------------------------------------------
Income before minority interest                  $   899    $    65        $  5,632    $  1,000
                                                 ==============================================



                                                COMPONENTS OF INCOME TAX EXPENSE

                                                    Fiscal    Transition
                                                Year Ended   Period Ended         Fiscal Years
                                                   June 30,      June 30,      Ended January 31,
millions                                              1997          1996          1996      1995
------------------------------------------------------------------------------------------------
Income tax expense (benefit) applicable to:
Continuing Operations                              $  331        $   34         $  121    $   76
1981 transaction*                                       -           (67)             -        65
Discontinued Tropicana operations                      54            18             32        28
Discontinued DuPont activities                          -             -          2,051        20
                                                   ---------------------------------------------
Total income tax expense (benefit)                 $  385        $  (15)        $2,204    $  189
                                                   =============================================


* The 1981 transaction relates to a loss disallowed by the U.S. Tax court on the exchange of common stock of Conoco Inc. for DuPont. In June, 1996, the Company and the IRS reached a settlement whereby a portion of the original loss was allowed.

Current
   Continuing operations
      Federal                                     $   184      $    (9)       $    (7)   $   (36)
      State and local                                  35            3             15         (3)
      1981 transaction                                  -         (105)             -        188
      Other jurisdictions                             165           81             87        108
                                                  ----------------------------------------------
                                                     384           (30)            95        257
   Discontinued Tropicana operations                  53             -             44         26
   Discontinued DuPont activities                      -             -            612         20
                                                  ----------------------------------------------

                                                     437           (30)           751        303
                                                  ----------------------------------------------
Deferred
   Continuing operations
      Federal                                       (25)           (26)            43          2
      State and local                               (19)            (2)            (2)         -
      1981 transaction                                -             38              -       (123)
      Other jurisdictions                            (9)           (13)           (15)         5
                                                  ----------------------------------------------
                                                    (53)            (3)            26       (116)
   Discontinued Tropicana operations                  1             18            (12)         2
   Discontinued DuPont activities                     -              -          1,439          -
                                                  ----------------------------------------------
                                                    (52)            15          1,453       (114)
                                                  ----------------------------------------------
Total income tax expense (benefit)                $ 385        $   (15)       $ 2,204    $   189
================================================================================================

                                        COMPONENTS OF NET DEFERRED TAX LIABILITY


                                                    June 30,    June 30,  January 31,
millions                                              1997         1996       1996
-----------------------------------------------------------------------------------
Basis and amortization differences                  $   498     $   415     $   386
DuPont share redemption                               1,540       1,540       1,489
Time Warner and DuPont investments                      420         183         220
Unremitted foreign earnings                              59          27          17
Other, net                                               27          94          95
                                                    -------------------------------
Deferred tax liabilities                              2,544       2,259       2,207
                                                    -------------------------------
Deferred revenue                                       (132)          -           -
Employee benefits                                      (103)        (88)        (87)
Tax credit carryovers                                   (49)       (172)       (150)
Valuation, doubtful accounts and return reserves       (260)       (318)       (263)
Other, net                                             (128)        (95)        (24)
                                                    -------------------------------
Deferred tax assets                                    (672)       (673)       (524)
Valuation Allowance                                      42         150         134
                                                    -------------------------------
                                                       (630)       (523)       (390)
                                                    -------------------------------
Net deferred tax liability                          $ 1,914     $ 1,736     $ 1,817
-----------------------------------------------------------------------------------



The Company has U.S. tax credit carryovers of $49 million; $13 million of which has no expiration date and $36 million of which have expiration dates through 2009. The valuation allowance arises from uncertainty as to the realization of certain U.S. tax credit carryforwards. If realized, these benefits would be applied to reduce the Universal unallocated excess purchase price.

                               EFFECTIVE INCOME TAX RATE - CONTINUING OPERATIONS


                                                    Fiscal       Transition
                                                    Year Ended   Period Ended   Fiscal Years
                                                    June 30,     June 30,     Ended January 31,
                                                    1997         1996         1996    1995
-----------------------------------------------------------------------------------------------
U.S. statutory rate                                 35%             35%         35%     35%
1981 transaction                                     -            (231)          -       21
State and local                                      1               4           3       -
Dividends received deduction                        (1)            (17)         (3)     (3)
Goodwill amortization                                7              85          10       2
Other                                                -              10          (3)    (10)
                                                    -------------------------------------------
Effective income tax rate - continuing operations   42%          ( 114%)        42%     45%
===============================================================================================


Various taxation authorities have proposed or levied assessments for additional income taxes of prior years. Management believes that settlements will not have a material effect on the results of operations, financial position or liquidity of the Company.


                                                           BENEFIT PLANS NOTE 10

                                                                         PENSION
Pension costs were $46 million for the fiscal year ended June 30, 1997, $25 million for the Transition Period ended June 30, 1996 and $41 million and $21 million for the fiscal years ended January 31, 1996 and 1995, respectively.


The Company has defined benefit pension plans which cover certain U.S. employees. The net cost of the Company's U.S. pension plans was based on an expected long-term return on plan assets of 10.75 percent for the fiscal year ended June 30, 1997, 10 percent for the Transition Period ended June 30, 1996 and 10.75 percent for each of the fiscal years ended January 31, 1996 and 1995. A discount rate of 7.75 percent was used in determining the actuarial present value of the projected benefit obligation at June 30, 1997 and 1996; a discount rate of 7.0 percent was used at January 31, 1996. The assumed rates of increase in future compensation levels were five to six percent for the fiscal year ended June 30, 1997 and the Transition Period ended June 30, 1996, 4.5 to 5.5 percent for the fiscal year ended January 31, 1996, and six to seven percent for the fiscal year ended January 31, 1995. Plans outside the U.S. used assumptions in determining the actuarial present value of projected benefit obligations that reflect the economic environments within the various countries, and therefore are consistent with (but not identical to) those of the U.S. plans.

The majority of the pension arrangements for the Company's employees of affiliates outside the U.S., the U.K. and Canada are either insured or government sponsored. In those affiliates outside of the U.S. where defined benefit plans exist (U.K., Canada and France), the net periodic pension cost was $6 million for the fiscal year ended June 30, 1997, $3 million for the Transition Period ended June 30, 1996 and $6 million for each of the fiscal years ended January 31, 1996 and 1995. At June 30, 1997, the present value of these plans' projected benefit obligation was $309 million, $283 million of which was for vested benefits; the fair value of plan assets was $361 million.

                                  NET COST OF U.S. DEFINED BENEFIT PENSION PLANS

                                                 Fiscal            Transition
                                                 Year Ended      Period Ended      Fiscal Years
                                                 June 30,             June 30,   Ended January 31,
millions                                         1997                    1996     1996      1995
------------------------------------------------------------------------------------------------
Service cost - benefits earned during the period   $   14               $   5     $  12     $  13
Interest cost on Projected Benefit Obligation          45                  18        44        40
Return on plan assets
   Actual (gain) loss                                (145)                (46)     (171)        9
   Deferred actuarial gain (loss)                      78                  22       124       (64)
Net amortization                                        2                   2         3         4
                                                   ----------------------------------------------
Net pension (income) cost                          $   (6)              $   1     $  12     $   2
=================================================================================================

                                    STATUS OF U.S. DEFINED BENEFIT PENSION PLANS

                                                June 30, 1997                    June 30, 1996
                                         Assets Exceed        Accumulated   Assets Exceed       Accumulated
                                           Accumulated    Benefits Exceed     Accumulated   Benefits Exceed
millions                                      Benefits             Assets        Benefits            Assets
--------------------------------------------------------------------------------------------------------------

Actuarial present value of :
 Vested Benefit Obligation                    $(422)            $ (81)          $(415)             $(77)
                                              ----------------------------------------------------------------
 Accumulated Benefit Obligation               $(442)            $ (84)          $(433)             $(80)
                                              ----------------------------------------------------------------
 Projected Benefit Obligation                 $(498)            $(107)          $(494)             $(103)
 Plan assets at fair value, principally
 equity securities                              741                 -             631                  -
                                             -----------------------------------------------------------------

Plan assets in excess of (less than)
   Projected Benefit Obligation                 243              (107)            137               (103)
Deferred net actuarial gain (loss)             (175)               34             (90)                38
Unamortized prior service cost                    4                 4               4                  5
Unamortized transition obligation                 -                 2               -                  3
Recognition of minimum liability                  -               (17)              -                (23)
                                              ----------------------------------------------------------------
Prepaid (accrued) pension cost                $  72             $ (84)          $  51              $ (80)
                                              ----------------------------------------------------------------

                                          January 31, 1996
                                     Assets Exceed        Accumulated
                                       Accumulated    Benefits Exceed
                                          Benefits             Assets
                                    ---------------------------------
Actuarial present value of :
   Vested Benefit Obligation               $  (465)            $ (81)
                                           --------------------------
 Accumulated Benefit Obligation            $  (465)            $ (83)
                                           --------------------------
 Projected Benefit Obligation              $  (528)            $(108)
                                           --------------------------
 Plan assets at fair value, principally
 equity securities                             600                -
                                           --------------------------
Plan assets in excess of (less than)
   Projected Benefit Obligation                 72             (108)
Deferred net actuarial gain (loss)             (30)              46
Unamortized prior service cost                   4                5
Unamortized transition obligation                -                3
Recognition of minimum liability                 -              (30)
                                           -------------------------
Prepaid (accrued) pension cost               $  46             $(84)
                                           -------------------------



The Company has defined contribution plans covering certain U.S. employees. Contributions made to these plans are included in consolidated pension costs.


                                                                  POSTRETIREMENT


The Company provides retiree health care and life insurance benefits covering certain retirees. Certain U.S. salaried and certain hourly employees are eligible for benefits upon retirement and completion of a specified number of years of service.

The components of net periodic postretirement benefit cost are as follows:

                                                   Fiscal       Transition
                                                   Year Ended   Period Ended    Fiscal Years
                                                   June 30,     June 30,       Ended January 31,
 millions                                           1997         1996           1996     1995
------------------------------------------------------------------------------------------------
Service cost - benefits earned during the period   $  2         $  1           $   2    $   1
Interest cost on accumulated postretirement
benefit obligation                                   11            5              12        9
Amortization of prior service cost                   (3)          (2)             (3)      (3)
                                                    -----------------------------------------
Net postretirement benefit cost                     $10         $  4            $ 11     $ 7
--------------------------------------------------------------------------------------------

The accumulated postretirement benefit obligation, included in other credits in the accompanying balance sheet, comprises the following:

                                              June 30,          June 30,   January 31,
millions                                         1997              1996          1996
-------------------------------------------------------------------------------------
Retirees                                      $  100            $  111       $  117
Fully eligible active plan participants           23                21           22
Other active plan participants                    29                28           31
Unrecognized:
   Actuarial gain (loss)                          16                6            (4)
   Prior service cost                             22                25           27
                                              ---------------------------------------
Accrued postretirement benefit obligation     $  190            $  191       $  193
=====================================================================================


Future benefit costs were estimated assuming medical costs would increase at an
8.8 percent annual rate, decreasing to a 5.5 percent annual growth rate ratably over the next five years, and then remaining at a 5.5 percent growth rate thereafter. A one-percentage-point increase in this annual trend rate would have increased the postretirement benefit obligation at June 30, 1997 by $5 million ($3 million after tax), with no increase in pretax expense for the fiscal year ended June 30, 1997. The weighted average discount rate used to estimate the accumulated postretirement benefit obligation was 7.75 percent at June 30, 1997 and 1996 and 7.0 percent at January 31, 1996.


                                                                  POSTEMPLOYMENT

The Company adopted Financial Accounting Standard No. 112, Employers' Accounting for Postemployment Benefits (FAS 112), in the first quarter of the fiscal year ended January 31, 1995, resulting in a $75 million charge, net of $40 million of deferred tax benefit. FAS 112 requires that the expected cost of postemployment benefits be recognized when they are earned rather than when they are paid. The postemployment obligation was increased to reflect the reengineering activities described in Note 13.

                                   BUSINESS SEGMENT AND GEOGRAPHIC DATA  NOTE 11

                                                           BUSINESS SEGMENT DATA


millions                                   Beverages(1)     Entertainment    Corporate(2)       Total(1)
--------                                   ------------     -------------    ------------       --------
JUNE 30, 1997
Revenues                                         $5,051            $5,593              --        $10,644
Depreciation and amortization of assets             101               185               4            290
Amortization of goodwill                             22               143              --            165
Operating income (expense)                          677               242            (138)           781
Identifiable assets                               5,290            10,670           2,837         18,797
Capital expenditures                                187               206              --            393

JUNE 30, 1996 (TRANSITION PERIOD)
Revenues                                         $1,891          $  2,360             $--        $ 4,251
Depreciation and amortization of assets              46                86               2            134
Amortization of goodwill                             11                62              --             73
Operating income (expense)                          182                 1             (55)           128
Identifiable assets                               5,551            10,269           3,694         19,514
Capital expenditures                                108               136               1            245

JANUARY 31, 1996
Revenues                                         $4,999          $  3,053          $   --        $ 8,052
Depreciation and amortization of assets             100                97               4            201
Amortization of goodwill                             24                62              --             86
Operating income (expense)                          361(3)            205             (84)           482
Identifiable assets                               5,659             9,997           3,755         19,411
Capital expenditures                                173               175               1            349

JANUARY 31, 1995
Revenues                                         $5,008                             $  --        $ 5,008
Depreciation and amortization of assets              91                                 4             95
Amortization of goodwill                             22                                --             22
Operating income (expense)                          689                                (61)           628
Identifiable assets                               5,460                              5,964         11,424
Capital expenditures                                108                                 16            124
                                                 --------------------------------------------------------


(1)  Excludes discontinued Tropicana operations.

(2) Includes (i) corporate expenses and assets not identifiable with either business segment, and (ii) DuPont and Time Warner holdings, which represented 82%, 90%, 91% and 96% of corporate assets at June 30, 1997 and 1996 and January 31, 1996 and 1995, respectively.

(3)  Includes a $274 million charge related to reengineering activities.


The Financial Accounting Standards Board recently issued FAS 131, Disclosures about Segments of an Enterprise and Related Information, which is effective for the Company's fiscal year beginning July 1, 1998. The Company is still evaluating the impact of adopting this pronouncement.

                                                                 GEOGRAPHIC DATA

                                                      Revenues(1,2)
                                           Unrelated       Inter-        Operating          Total
millions                                     Parties      company        Income(2)    Assets(2,3)
-------------------------------------------------------------------------------------------------
JUNE 30, 1997
U.S.                                          $ 5,499       $  54        $    (15)       $11,292
Europe                                          3,434         390             540          3,947
Asia Pacific                                      943          --              48            514
Latin America                                     480          27              37            355
Canada                                            288         235             171            364
                                              -------       -----        --------        -------
                                              $10,644       $ 706        $    781        $16,472
                                              =======       =====        ========        =======

JUNE 30, 1996 (TRANSITION PERIOD)
U.S.                                          $ 2,122       $  31        $   (151)       $10,923
Europe                                          1,480         176             231          4,161
Asia Pacific                                      390          --              (5)           419
Latin America                                     144          13              22            288
Canada                                            115          61              31            404
                                              -------       -----        --------        -------
                                              $ 4,251       $ 281        $    128        $16,195
                                              =======       =====        ========        =======


JANUARY 31, 1996
U.S.                                          $ 3,785       $  56        $     35        $10,468
Europe                                          2,806         456             272          4,357
Asia Pacific                                      853          (0)             28            453
Latin America                                     406          29              16            324
Canada                                            202         212             131            382
                                              -------       -----        --------        -------
                                              $ 8,052       $ 753        $    482        $15,984
                                              =======       =====        ========        =======

JANUARY 31, 1995
U.S.                                          $ 1,601       $  30        $     63        $ 1,006
Europe                                          2,134         396             366          3,688
Asia Pacific                                      746          --              15            395
Latin America                                     435          30              43            388
Canada                                             92         207             141            234
                                              -------       -----        --------        -------
                                              $ 5,008       $ 663        $    628        $ 5,711
                                              =======       =====        ========        =======


(1) Revenues are classified based upon the location of the legal entity which invoices the customer rather than the location of the customer. Revenues among geographic areas include intercompany transactions on a current market price basis.

(2)  Excludes discontinued Tropicana operations.

(3)  Excludes DuPont and Time Warner holdings.


                                                     FISCAL YEAR CHANGE  NOTE 12

Effective June 30, 1996, the Company changed its fiscal year-end from January 31 to June 30. Accordingly, the consolidated financial statements include the results of operations for the Transition Period, which are not necessarily indicative of operations for a full year.

Results for the comparable prior year period are summarized below.

                                                     Five Months Ended
millions, except per share amounts (unaudited)           June 30, 1995
----------------------------------------------------------------------
Revenues                                                        $2,093
Operating income                                                   220
Provision for income taxes                                          54
Income from continuing operations                                  107
Discontinued Tropicana operations, after tax                        10
Discontinued DuPont activities, after tax                        3,232
Net income                                                       3,349

EARNINGS PER SHARE                                  Basic      Diluted
----------------------------------------------------------------------
Income from continuing operations                    $.29         $.29
Discontinued Tropicana operations, after tax          .03          .03
Discontinued DuPont activities, after tax            8.67         8.60
Net Income                                           8.99         8.92
                                                     ----       -----

                                               REENGINEERING ACTIVITIES  NOTE 13

In connection with a program to better position its beverage operations to achieve its strategic growth objectives, the Company recorded a pretax charge of $274 million in the fiscal year ended January 31, 1996. The charge related principally to the Company's global spirits and wine manufacturing, financial, marketing and distribution systems and includes rationalization of facilities in the U.S. and Europe and other costs related to the redesign of processes associated with the fulfillment of customer orders and the organizational structure under which the spirits and wine business operates The components of the $274 million charge reflected approximately a $100 million provision for severance costs, $104 million for asset write-downs/impairments and $70 million for facility rationalization, including lease terminations, and other reengineering programs.


                                       ADDITIONAL FINANCIAL INFORMATION  NOTE 14

                                             INCOME STATEMENT AND CASH FLOW DATA


                                                     Fiscal    Transition
                                                 Year Ended  Period Ended            Fiscal Years
                                                   June 30,      June 30,          Ended January 31,
millions                                              1997          1996          1996           1995
-----------------------------------------------------------------------------------------------------
INTEREST, NET AND OTHER
Interest expense                                      $ 285        $ 136        $   338        $ 363
Interest income                                         (34)         (13)          (102)         (10)
Dividend income                                         (40)         (19)           (38)         (34)
Capitalized interest                                     (4)          (5)            (3)          (2)
Gain on sale of Time Warner shares                     (154)
Gain on sale of DuPont warrants                         (60)
                                                      -----        -----        -------        -----
                                                      $  (7)       $  99        $   195        $ 317

                                                      =====       ======        =======        =====


EXCISE TAXES
(included in revenues and cost of revenues)           $ 793        $ 288        $   804        $ 815

CASH FLOW DATA
Interest paid, net                                    $ 252        $  98        $   222        $ 316
Income taxes paid (refunded)                          $  85        $ (37)       $ 1,039        $  76
                                                      =====       ======        =======        =====

                                                              BALANCE SHEET DATA


------------------------------------------------------------------------------

                                       June 30,        June 30,    January 31,
millions                                   1997            1996           1996
------------------------------------------------------------------------------
RECEIVABLES
Trade                                    $ 1,762        $ 1,707        $ 2,204
Other                                        412            242            185
                                         -------        -------        -------
                                           2,174          1,949          2,389
Allowance for doubtful accounts
    and other valuation accounts            (309)          (354)          (280)
                                         -------        -------        -------
                                         $ 1,865        $ 1,595        $ 2,109
                                         =======        =======        =======

INVENTORIES
Beverages                                $ 2,359        $ 2,493        $ 2,417
Materials, supplies and other                225            274            270
                                         -------        -------        -------
                                         $ 2,584        $ 2,767        $ 2,687
                                         =======        =======        =======

LIFO INVENTORIES
Estimated replacement cost               $   342        $   392        $   292
Excess of replacement cost over
    LIFO carrying value                     (181)          (180)          (157)
                                         -------        -------        -------
                                         $   161        $   212        $   135
                                         =======        =======        =======

FILM COSTS, NET OF AMORTIZATION

THEATRICAL FILM COSTS
Released                                 $   468        $   490        $   588
In process and unreleased                    501            386            295
                                         -------        -------        -------
                                             969            876            883
                                         =======        =======        =======

TELEVISION FILM COSTS
Released                                     368            368            391
In process and unreleased                     41             10             26
                                         -------        -------        -------
                                             409            378            417
                                         -------        -------        -------
                                         $ 1,378        $ 1,254        $ 1,300
                                         =======        =======        =======



Unamortized costs related to released theatrical and television films aggregated $836 million at June 30, 1997. Excluding the portion of the purchase price allocated to the film library which is being amortized over a 20- year life, the Company currently anticipates that approximately 81 percent of the unamortized released film costs will be amortized under the individual film forecast method during the three years ending June 30, 2000.

                                          June 30,      June 30,    January 31,
Millions                                     1997           1996           1996
-------------------------------------------------------------------------------
PROPERTY, PLANT AND EQUIPMENT

Land                                      $   493        $   494        $   478
Buildings and improvements                  1,425          1,218          1,151
Machinery and equipment                     1,104          1,071          1,057
Furniture and fixtures                        298            305            274
Construction in progress                      262            231            178
                                          -------        -------        -------
                                            3,582          3,319          3,138
Accumulated depreciation                   (1,023)          (883)          (826)
                                          -------        -------        -------
                                          $ 2,559        $ 2,436        $ 2,312
                                          =======        =======        =======

PAYABLES AND ACCRUED LIABILITIES
Trade                                     $   381        $   454        $   504
Other                                       1,443          1,337          1,370
                                          -------        -------        -------
                                          $ 1,824        $ 1,791        $ 1,874
                                          =======        =======        =======

                                          COMMITMENTS AND CONTINGENCIES  NOTE 15

The Company has various commitments for the purchase or construction of property, plant and equipment, materials, supplies and items of investment related to the ordinary conduct of business.

The Company has entered into an arrangement to sell to a third party substantially all films produced or acquired during the term of the agreement for amounts which approximate cost. The Company will serve as sole distributor and earns a distribution fee, which is variable and contingent upon the films' performance. In addition, the Company has the option to purchase the films at certain future dates.

The Company is involved in various lawsuits, claims and inquiries. Management believes that the resolution of these matters will not have a material adverse effect on the results of operations, financial position or liquidity of the Company.

DIFFERENCES BETWEEN U.S. AND CANADIAN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES
NOTE 16

Differences between U.S. and Canadian GAAP for these financial statements are:

    (i) The common stock in DuPont and Time Warner would be carried at cost under Canadian GAAP, thereby reducing shareholders' equity by $781 million or eight percent at June 30, 1997. There is no effect on net income.

    (ii) The gain on the sale of the Time Warner shares would be computed according to the average cost method under Canadian GAAP. The after-tax gain would be increased by $58 million under this method.

    (iii)The deferred tax liability at June 30, 1997 under Canadian GAAP, rather than under FAS 109, would be approximately $30 million lower and shareholders' equity $30 million higher. (A draft accounting standard has been issued in Canada which, if adopted, will eliminate this difference.)

    (iv) Proportionate consolidation of joint ventures under Canadian GAAP would increase assets and liabilities by approximately $1.0 billion and increase working capital by approximately $117 million at June 30, 1997. There is no effect on net income.

    (v) The cumulative effect of the accounting change in the fiscal year ended January 31, 1995 would be excluded from net income and taken directly to retained earnings under Canadian GAAP.

    (vi)  Other differences between U.S. and Canadian GAAP are immaterial.

                                     DISCONTINUED TROPICANA OPERATIONS   NOTE 17

Discontinued operations are composed of the business of Tropicana Products, Inc. and Seagram's global fruit juice business ("Tropicana"). Tropicana produces, markets and distributes Tropicana, Dole* and other branded fruit juices and juice beverages. On July 20, 1998, the Company announced that it had agreed to sell Tropicana to Pepsico, Inc. for $3.3 billion in cash. Proceeds from the sale will be used to partially fund the acquisition of PolyGram N.V., currently scheduled to close during the second quarter of the Company's fiscal year ending June 30, 1999.

Commencing in June 1998, Seagram, together with its subsidiaries and affiliates, began transferring to Tropicana all shares of subsidiaries and other assets and liabilities of Seagram's juice business that had not previously been owned by Tropicana (the "Reorganization"). The Company believes that the Reorganization will be substantially completed by the closing of the sale of Tropicana to Pepsico, Inc., which is subject to Hart Scott Rodino and other customary regulatory approvals, and is scheduled to occur by the end of August 1998. Certain assets relating to the business of Tropicana which, in the aggregate, are not material to Tropicana's business may continue to be held by Seagram or its affiliates at the closing date, pending receipt of consents or approvals or satisfaction of other applicable requirements necessary for the transfer of such assets.

Summarized below is the Tropicana financial information:

                                                    Fiscal      Transition
                                                Year Ended    Period Ended          Fiscal Years
                                                  June 30,        June 30,        Ended January 31,
millions                                              1997            1996         1996         1995
----------------------------------------------------------------------------------------------------
Revenues                                            $1,916            $762       $1,695       $1,391
Cost of revenues                                     1,314             515        1,257          980
Selling, general and administrative expenses           450             196          336          314
                                                    ------            ----       ------       ------
Operating income                                       152              51          102           97
Interest, net and other                                 41              15           40           45
Provision for income taxes                              54              18           32           28
                                                    ------            ----       ------       ------
Income from discontinued operations                 $   57            $ 18       $   30       $   24
                                                    ======            ====       ======       ======


Results of the discontinued Tropicana business include the allocation of consolidated interest expense totaling $41 million for the fiscal year ended June 30, 1997, $15 million for the transition period ended June 30, 1996 and $40 million and $45 million for the fiscal years ended January 31, 1996 and January 31, 1995, respectively. The allocations were based on the ratio of net assets of discontinued operations to consolidated net assets.


                                 June 30,       June 30,  January 31,
millions                             1997         1996         1996
-------------------------------------------------------------------
Current assets                     $  588       $  579       $  446
Noncurrent assets                   1,551        1,535        1,498
                                   ------       ------       ------
                                   $2,139       $2,114       $1,944
                                   ------       ------       ------
Current liabilities                   285          304          297
Noncurrent liabilities                120          117           98
Shareholders' equity                1,734        1,693        1,549
                                   ------       ------       ------
                                   $2,139       $2,114       $1,944
                                   ======       ======       ======




On May 19, 1995, Tropicana acquired the worldwide juice and juice beverage business of Dole Food Company, Inc. ("Dole") for $276 million. The transaction excluded Dole's canned pineapple juice business. The reported operating results for the fiscal year ended January 31, 1996 reflect the results of operations of the acquired business from the acquisition date. The acquisition has been accounted for under the purchase method of accounting and is included in discontinued Tropicana operations presented in the consolidated results of the Company. The cost of the acquisition has been allocated on the basis of the estimated fair market value of the assets acquired and liabilities assumed. This valuation resulted in $134 million of unallocated excess cost over fair value of assets acquired which is being amortized over 40 years.

*The Dole brand name is licensed from Dole.

                                                             MANAGEMENT'S REPORT

The Company's management is responsible for the preparation of the accompanying financial statements in accordance with generally accepted accounting principles, including the estimates and judgments required for such preparation.

The Company has a system of internal accounting controls designed to provide reasonable assurance that assets are safeguarded and financial records underlying the financial statements properly reflect all transactions. The system contains self-monitoring mechanisms, including a program of internal audits, which allow management to be reasonably confident that such controls, as well as the Company's administrative procedures and internal reporting requirements, operate effectively. Management believes that its long-standing emphasis on the highest standards of conduct and business ethics, as set forth in written policy statements, serves to reinforce the system of internal accounting controls. There are inherent limitations in the effectiveness of any system of internal control, including the possibility of human error or the circumvention or overriding of controls. Accordingly, even an effective internal control system can provide only reasonable assurance with respect to financial statement preparation.

The Company's independent accountants, PricewaterhouseCoopers LLP, review the system of internal accounting controls to the extent they consider necessary to evaluate the system as required by generally accepted auditing standards. Their report covering their audits of the financial statements is presented below.

The Audit Committee of the Board of Directors, solely comprising Directors who are not officers or employees of the Company, meets with the independent accountants, the internal auditors and management to ensure that each is discharging its respective responsibilities relating to the financial statements. The independent accountants and the internal auditors have direct access to the Audit Committee to discuss, without management present, the results of their audit work and any matters they believe should be brought to the Committee's attention.



/S/ EDGAR BRONFMAN, JR.                                /S/ ROBERT W. MATSCHULLAT
-------------------------------------  -----------------------------------------
EDGAR BRONFMAN, JR.                                        ROBERT W. MATSCHULLAT
PRESIDENT AND CHIEF EXECUTIVE OFFICER  VICE CHAIRMAN AND CHIEF FINANCIAL OFFICER
                                August 13, 1997

                                               REPORT OF INDEPENDENT ACCOUNTANTS


TO THE SHAREHOLDERS OF THE SEAGRAM COMPANY LTD. We have audited the accompanying consolidated balance sheet of The Seagram Company Ltd. and its subsidiaries as of June 30, 1997 and 1996 and January 31, 1996 and the related consolidated statements of income, shareholders' equity and cash flows for the fiscal year ended June 30, 1997, the Transition Period ended June 30, 1996 and for each of the two fiscal years in the period ended January 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards in the U.S. and Canada. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements audited by us present fairly, in all material respects, the financial position of the Company and its subsidiaries as of June 30, 1997 and 1996 and January 31, 1996 and the results of their operations and their cash flows for the fiscal year ended June 30, 1997, the Transition Period ended June 30, 1996 and for each of the two fiscal years in the period ended January 31, 1996, in accordance with generally accepted accounting principles in the U.S. which, in their application to the Company, conform in all material respects with generally accepted accounting principles in Canada.

The Company changed its accounting for postemployment benefits other than pensions, under generally accepted accounting principles in the U.S., during the fiscal year ended January 31, 1995, as described in Note 10.





                                           /s/ PricewaterhouseCoopers LLP
                                               --------------------------
                                               PricewaterhouseCoopers LLP

                                                              New York, New York
             August 13, 1997, except as to Note 17, which is as of July 20, 1998

                                                                  QUARTERLY DATA


                                                                                                                    Fiscal Year
US Dollars in Millions                                      First           Second      Third         Fourth           Ended
Except for Share Amounts (Unaudited)                       Quarter         Quarter      Quarter      Quarter         6/30/97(3)
-------------------------------------------------------------------------------------------------------------------------------

Revenues                                                   $ 2,449         $ 3,292      $ 2,357      $ 2,546         $ 10,644
Operating income                                               239             353           98           91              781
Income from continuing operations, after tax               $   148         $   142      $    20      $   135         $    445
Income from discontinued Tropicana operations, after tax        18              19            7           13               57
Net income                                                 $   166(1)      $   161      $    27      $   148(2)      $    502
PER SHARE DATA
EARNINGS PER SHARE - BASIC
Continuing operations                                      $  0.40         $  0.38      $  0.05      $  0.36         $   1.20
Discontinued Tropicana operations, after tax                  0.05            0.05         0.02         0.04             0.16
Net income                                                 $  0.45         $  0.43      $  0.07      $  0.40         $   1.36
EARNINGS PER SHARE - DILUTED
Continuing operations                                      $  0.40         $  0.38      $  0.05      $  0.36         $   1.20
Discontinued Tropicana operations, after tax                  0.05            0.05         0.02         0.04             0.15
Net income                                                 $  0.45         $  0.43      $  0.07      $  0.40         $   1.35


                                                                                                  Transition
                                                                              Two Months              Period
                                                              First                Ended               Ended
                                                             Quarter              June 30         6/30/96(3)
------------------------------------------------------------------------------------------------------------
Revenues                                                     $   2,056          $   2,195          $   4,251
Operating income                                                   104                 24                128
Income from continuing Operations                            $      10          $      57          $      67
Income from discontinued Tropicana operations, after tax            13                  5                 18
Net income                                                   $      23          $      62(4)       $      85
PER SHARE DATA
EARNINGS PER SHARE - BASIC
Continuing operations                                        $    0.03          $    0.15          $    0.18
Discontinued Tropicana operations, after tax                      0.03               0.02               0.05
Net income                                                   $    0.06          $    0.17          $    0.23
EARNINGS PER SHARE - DILUTED
Continuing operations                                        $    0.03          $    0.15          $    0.18
Discontinued Tropicana Operations, after tax                      0.03               0.02               0.05
Net income                                                   $    0.06          $    0.17          $    0.23

                                                                                                                      Fiscal Year
                                                                First       Second       Third          Fourth           Ended
                                                               Quarter      Quarter      Quarter         Quarter      1/31/96(3)
---------------------------------------------------------------------------------------------------------------------------------

Revenues                                                     $     910    $   1,450    $   2,485       $   3,207       $   8,052
Operating income                                                   125          142           15             200             482
Income from  continuing operations                           $      50    $      76    $     (63)(5)   $      81       $     144
Income from discontinued Tropicana operations, after  tax            9           13            8              --              30
Discontinued DuPont activities, after tax                        3,232           --           --              --           3,232
Net Income                                                   $   3,291    $      89    $     (55)      $      81       $   3,406
PER SHARE DATA
EARNINGS PER SHARE - BASIC
Continuing operations                                        $    0.14    $    0.20    $    (.17)      $    0.21       $    0.38
Discontinued Tropicana operations, after tax                      0.02         0.04         0.02              --            0.08
Discontinued DuPont activities, after tax                         8.67           --           --              --            8.67
Net income                                                   $    8.83    $    0.24    $    (.15)      $    0.21       $    9.13
EARNINGS PER SHARE - DILUTED
Continuing operations                                        $    0.14    $    0.20    $    (.16)           0.21       $    0.38
Discontinued Tropicana operations, after tax                      0.02         0.04         0.02              --            0.08
Discontinued DuPont activities, after tax                         8.58           --           --              --            8.54
Net income                                                   $    8.74    $    0.24    $    (.14)      $    0.21       $    9.00

(1)  Includes a $39 million after-tax gain on the sale of Dupont warrants

(2)  Includes a $100 million after-tax gain on the sale of Time Warner shares.

(3) For earnings per share data, each quarter is calculated as a discrete period and the sum of the four quarters does not equal the full year amount.

(4) Includes a $67 million tax benefit relating to a settlement with the U.S. government regarding the recognition of a capital loss on the Company's 1981 exchange of shares of Conoco Inc. for common stock of Dupont.

(5)  Includes a $274 million pretax charge for reengineering activities.

                                                               FINANCIAL SUMMARY

                                                        Fiscal     Transition
                                                     Year Ended   Period Ended
                                                       June 30,       June 30,                     Fiscal Year Ended January 31,

(US$ in millions, except per share amounts)               1997          1996          1996        1995          1994          1993
----------------------------------------------------------------------------------------------------------------------------------
INCOME STATEMENT
Revenues                                             $  10,644     $   4,251     $   8,052   $   5,008     $   4,742     $   4,891
Operating Income                                           781           128           482         628           640           674
Interest, Net and Other                                     (7)           99           195         317           275           251
Income from Continuing Operations Before
  Cumulative Effect of Accounting Change                   445            67           144         170           249           291
Income (Loss) from Discontinued Tropicana
  Operations, After Tax                                     57            18            30          24            34             2
Discontinued DuPont Activities, After Tax                   --            --         3,232         617            96           181
                                                     ---------      --------      --------    --------      --------      --------
Income Before Cum. Effect of Accounting Change             502            85         3,406         811           379           474
Cumulative Effect of Accounting Change, After Tax           --            --            --         (75)           --        (1,374)
                                                     ---------      --------      --------    --------      --------     ---------
   Net Income                                        $     502     $      85     $   3,406   $     736     $     379     $    (900)
                                                     ---------     ---------     ---------   ---------     ---------     ---------

FINANCIAL POSITION
Current Assets                                           6,366         6,307         6,194       3,938         3,532         3,597
Common Stock of DuPont                                   1,034           651           631       3,670         3,154         3,315
Common Stock of Time Warner                              1,291         2,228         2,356       2,043         1,769            --
Other Noncurrent Assets                                 10,106        10,328        10,230       1,773         1,754         1,687
Net Assets of Discontinued  Tropicana Operations         1,734         1,693         1,549       1,270         1,220         1,237
                                                     ---------     ---------     ---------   ---------     ---------     ---------
   Total Assets                                      $  20,531     $  21,207     $  20,960   $  12,694     $  11,429     $   9,836
                                                     ---------     ---------     ---------   ---------     ---------     ---------

Current Liabilities                                      3,232         4,383         3,557       3,865         2,776         1,805
Long Term Indebtedness                                   2,478         2,562         2,889       2,838         3,051         2,556
Total Liabilities                                        9,258        10,163         9,788       7,174         6,428         4,906
Minority Interest                                        1,851         1,839         1,844          11            --            --
Shareholders Equity                                      9,422         9,205         9,328       5,509         5,001         4,930
                                                     ---------     ---------     ---------   ---------     ---------     ---------
   Total Liabilities & Shareholders' Equity          $  20,531     $  21,207     $  20,960   $  12,694     $  11,429     $   9,836
                                                     ---------     ---------     ---------   ---------     ---------     ---------

CASH FLOW DATA
Cash Flow from Operating Activities                      2,020           941           906         370           370           229
Capital Expenditures                                      (393)         (245)         (349)       (124)         (118)         (143)
Other Investing Activities, Net                            745          (972)        1,576        (341)       (1,556)          119
Dividends Paid                                            (239)         (112)         (224)       (216)         (209)         (205)

PER SHARE DATA
EARNINGS PER SHARE - BASIC
Continuing Operations                                $    1.20     $    0.18     $    0.38   $    0.46     $    0.67     $    0.78
Discontinued Tropicana Operations, After Tax              0.16          0.05          0.08        0.06          0.09            --
Discontinued DuPont Activities, After Tax                   --            --          8.67        1.66          0.26          0.48
                                                     ---------     ---------     ---------   ---------     ---------     ---------
Income Before Cum. Effect of Accounting Change            1.36          0.23          9.13        2.18          1.02          1.26
Cumulative Effect of Accounting Change, After Tax           --            --            --       (0.20)           --         (3.64)
                                                     ---------     ---------     ---------   ---------     ---------     ---------
   Net Income (Loss)                                 $    1.36     $    0.23     $    9.13   $    1.98     $    1.02     $   (2.38)
                                                     ---------     ---------    ----------   ---------     ---------     ---------

EARNINGS PER SHARE - DILUTED
Continuing Operations                                $    1.20     $    0.18     $    0.38   $    0.46     $    0.66     $    0.77
Discontinued Tropicana Operations, After Tax              0.15          0.05          0.08        0.06          0.09            --
Discontinued DuPont Activities, After Tax                   --            --          8.54        1.64          0.25          0.48
                                                     ---------     ---------     ---------   ---------     ---------     ---------
Income Before Cum. Effect of Accounting Change            1.35          0.23          9.00        2.16          1.00          1.25
Cumulative Effect of Accounting Change, After Tax           --            --            --       (0.20)           --         (3.62)
                                                     ---------     ---------     ---------   ---------     ---------     ---------
   Net Income (Loss)                                 $    1.35     $    0.23     $    9.00   $    1.96     $    1.00     $   (2.37)
                                                     ---------     ---------     ---------   ---------     ---------     ---------

Dividends Paid                                       $    0.65     $    0.30     $    0.60   $    0.58     $    0.56     $    0.55
Shareholders' Equity                                     25.79         24.67         24.91       14.79         13.43         13.19
End of Year Share Price
   New York Stock Exchange (US$)                     $   40.25     $   33.63     $   36.38   $   28.75     $   30.75     $   25.13
   Canadian Stock Exchange (Cdn$)                       55.50         45.75         49.75       40.50         40.63         32.00
Average Shares Outstanding (thousands)                 369,682       373,858       373,117     372,499       373,051       375,871
Shares Outstanding at Year End (thousands)             365,281       373,059       374,462     372,537       372,489       373,690